UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 27, 2015

KVH Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-28082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)
05-0420589
(IRS Employer Identification No.)

50 Enterprise Center Middletown, RI	02842
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (401) 847-3327

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At the annual meeting of shareholders of KVH Industries, Inc. (the “Company”) held on May 27, 2015, the shareholders voted on (i) a proposal to consider and vote upon the election of Mark S. Ain and Stanley K. Honey as Class I directors for a three-year term; and (ii) a proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm. Both director nominees were re-elected and proposal #2 was approved. The final results of such voting are set forth below.

Proposal #1 - To consider and vote upon the election of two Class I directors for a three-year term.

Name of Director Nominee	Number of Votes Cast For	Number of Votes Cast Against	Number of Abstentions	Number of Non-Votes

Mark S. Ain	10,019,669	1,786,984	2,437	2,613,668
Stanley K. Honey	10,309,124	1,497,829	2,137	2,613,668

Proposal #2 - To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm.

Number of Votes Cast For	Number of Votes Cast Against	Number of Abstentions	Number of Non-Votes

14,206,299	205,169	11,290	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KVH INDUSTRIES, INC.
Date: June 1, 2015	BY:	/s/ PETER A. RENDALL
Peter A. Rendall
Chief Financial Officer